UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

                       April 1, 2009

PROSPERO GROUP
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code  (239) 243-0782

PROSPERO MINERALS CORP.
(Former name or former address, if changed since last report)

8.01 Other Events

April 1, 2009 Nassau, Bahamas; Prospero Group (OTCBB) PRPG.PK has announced that all of its Technologies such as Pyramid Power, “WETTECH”, Advanced Cavitation Technologies and our Atmospheric Water Generating Technologies, will all be consolidated into one entity known as “Prospero Water Technologies”.

The basis of the Prospero Water Technologies campaign will be its acquisitions and as Distributors of Advanced Cavitation Technology (ACT), Pyramid Power, “WETTECH”, Planets Purest Water and Sky Water machines. The agreed strategy is to NOT sell any of the new technology or application systems, but rather, sell only the water and energy products made by Prospero Water Technologies.

The plan is to finance the building of each Prospero Water Technology, power and water production unit, and profit from the sale of power, water, and residual products so that we will become an international utility provider of power and water to the Global Markets, by marketing to and distributing through the existing utility companies, and making environmentally friendly “green” energy at reduced prices.

Previous notices concerning “Security Technologies” and “Property Development” have been tabled until further notice in our effort to concentrate on our Atmospheric Water Generating Technologies, Potable Water and Energy Technologies, Planets Purest Water and Island Sky, marketed as Sky Water Bahamas Limited and will begin to market these products in the Bahamas, then Central America and South America as exclusive distributors in our neighboring regions.

Form 8-K	Prospero Group	Page 2

Despite Global Warming associated with melting ice and more water, many around the World are already affected by the lack of “Clean Drinking Water”. Our Nations are becoming aware of our desperate need to generate and supply a new source of clean drinking water and Air Water Generators (AWG) is a solution to us.

We are dedicating our efforts to fighting this clean drinking water crisis, bringing this technology to everybody and anybody, while contributing to decrease the technology cost and educating our populations on this innovative solution.

The Air/Water Generator (AWG) Technology condenses moisture in the air “water from the atmosphere” and purifies it into a superior grade of purified, potable water. While the principle and technology is well known as a refrigerated dehumidifier the application to Wag’s are fairly new and the water collected is purified and stored instead of being disposed of.

These units vary in size and production capabilities from a table top unit producing 3 gallons of water per day, to a water cooler style which can produce up to 14 gallons per day. Industrial units can produce up to 1,100 gallons per day and can also be run on solar power. These units are available for studios, small apartments, homes, small, medium and large businesses, associations, foundations, administrations, airports, police stations, military bases, scouts camps, resorts, hotels, timeshare units, condominiums development, residences, boating industry, disaster relief agencies for emergency water supply (Hurricanes in our region).

The Alternative Energy and Water Production systems of “Prospero Water Technologies” together with other advanced technologies will generate revenues and profitability to ensure the success of Prospero Group operations in the future.

Prospero Group has now completed the mergers and acquisitions of several associated Companies that will strengthen our core base and increased equity and profits in the future.

Now that Prospero Group has completed these acquisitions and mergers and has completed its audited statements, it is prepared to merge with an existing company already listed on the exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Group has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO GROUP

Dated: April 1, 2009	By:
Hubert L. Pinder – CFO